UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 6, 2006 (March 31, 2006)

INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (256) 730-2000

N/A

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       □    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       □    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       □    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       □    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry Into a Material Definitive Agreement.

             Intergraph Corporation (the "Company") announced a Patent License Agreement (the "Agreement") with Sony Corporation, Japan, effective March 24, 2006.  Under the terms of the Agreement, Sony will make a one-time, up-front royalty payment of $15 million.  As a result of the Agreement, Sony will obtain a fully paid-up worldwide license to the Company's patent portfolio, and the Company will obtain an option to license certain Sony patents on royalty-bearing terms.

             The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

Exhibits

                10.1   Patent License Agreement effective as of March 24, 2006
                99.1   Press release dated April 6, 2006

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                          INTERGRAPH CORPORATION

                                                                                                                                                          By:     /s/ Larry T. Miles
                                                                                                                                                               Name:  Larry T. Miles
                                                                                                                                                               Title:     Vice President and Corporate Controller

Date:  April 6, 2006